Exhibit 8

Details of the Company’s subsidiaries are shown below:

	Place of incorporation (or registration) and operation	Proportion of ownership interest %	Proportion of voting power held %
Direct ownership

Cambridge Silicon Radio Holdings Limited	UK	100	100

NordNav Technologies Aktiebolag	Sweden	100	100

Indirect ownership

APT Licensing Limited	UK	100	100

Cambridge Positioning Systems Limited	UK	100	100

Cambridge Silicon Radio Limited	UK	100	100

Cambridge Silicon Radio (US) Limited	UK	100	100

CSR Imaging UK Limited	UK	100	100

Reciva Limited (formerly UbiNetics (IP) Limited)	UK	100	100

UbiNetics (VPT) Limited	UK	100	100

Cambridge Silicon Radio International LLC	USA	100	100

CSR Imaging US, LP	USA	100	100

CSR Technology China Holdings LLC	USA	100	100

CSR Technology Inc.	USA	100	100

CSR Technology Holdings Inc.	USA	100	100

Oak Technology LLC	USA	100	100

SiRF Technology Inc.	USA	100	100

Zoran Corporation	USA	100	100

Zoran International, Inc.	USA	100	100

HMTF Acquisition (Bermuda) Limited	Bermuda	100	100

Auvitek International Limited	Cayman Islands	100	100

Centrality Limited	Cayman Islands	100	100

CSR Technology (Cayman) Limited	Cayman Islands	100	100

	Place of incorporation (or registration) and operation	Proportion of ownership interest %	Proportion of voting power held %
CSR Technology GmbH	Germany	100	100

CSR India Private Limited	India	100	100

CSR Technology (India) Private Limited	India	100	100

CSR Technology Singapore Pte. Ltd	Singapore	100	100

CSR Israel Ltd.	Israel	100	100

CSR (Shanghai) Co. Ltd	China	100	100

CSR (Shenzhen) Co. Ltd	China	100	100

CSR Technology (Shanghai) Co. Ltd.	China	100	100

Microtune Shanghai Limited	China	100	100

CSR Technology (Shenzhen) Co. Ltd (formerly Zoran Digital Technologies (Shenzhen) Limited)	China	100	100

Zoran (France) S.A.	France	100	100

Microtune (Hong Kong) Limited	Hong Kong	100	100

UbiNetics (Hong Kong) Limited	Hong Kong	100	100

Zoran Asia Pacific Limited	Hong Kong	100	100

Cambridge Silicon Radio Korea Limited	South Korea	100	100

CSR KK	Japan	100	100

Zoran Japan Corporation	Japan	100	100

CSR Technology (Taiwan) Co. Ltd.	Taiwan	100	100

Microtune (Taiwan) Limited	Taiwan	100	100